UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2020

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02.  Results of Operations and Financial Condition.
On February 19, 2020, FARO Technologies, Inc. (the “Company”) issued a press release announcing its results of operations for the fourth fiscal quarter and year ended December 31, 2019. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished pursuant to Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 2.02 and Exhibit 99.1 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 2.05.  Costs Associated with Exit or Disposal Activities
On February 14, 2020, the Company's Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support its strategic plan in an effort to improve operating performance and ensure that the Company is appropriately structured and resourced to deliver sustainable value to its customers and shareholders. Key activities under the Restructuring Plan include a focus on efficiency and cost-saving efforts, which includes decreasing total headcount by approximately 500 employees upon the completion of the Restructuring Plan. These activities are expected to be substantially completed by the end of 2021. The Company estimates that the Restructuring Plan will reduce gross annual pre-tax expenses by approximately $40 million, to be realized in the fourth quarter of 2020 on an annualized basis. The Company currently estimates it will incur pre-tax restructuring charges of approximately $26 million to $36 million, primarily in the first two quarters of 2020, as a result of the Restructuring Plan, comprised primarily of one-time severance and other employee-related termination benefits. The Company expects the cash component of these pre-tax restructuring charges to be approximately $18 million to $22 million. Actual results, including the costs of the Restructuring Plan, may differ materially from our expectations, resulting in our inability to realize the expected benefits of the Restructuring Plan and negatively impacting our ability to execute our future plans and strategies, which could have a material adverse effect on our business, financial condition and results of operations.
The information set forth below under Item 5.02 is incorporated by reference into this Item 2.05.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;       Compensatory Arrangements of Certain
On February 14, 2020, in conjunction with the headcount reduction described in Item 2.05 above, the Company decided to eliminate the role of Senior Vice President and General Counsel, effective February 20, 2020. As a result, Jody S. Gale's employment as the Company's Senior Vice President, General Counsel & Secretary, will terminate on February 20, 2020. The elimination of Mr. Gale's role as Senior Vice President and General Counsel constitutes a termination without “cause” within the meaning of that certain Amended and Restated Employment Agreement, dated as of April 27, 2016, between the Company and Mr. Gale filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed April 29, 2016.
Item 7.01.  Regulation FD
The information set forth above under Item 2.05 is incorporated by reference into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 19, 2020
104	Cover Page Interactive Data File - The cover page of this Current Report on Form 8-K filed on February 19, 2020, formatted in Inline XBRL

Certain statements contained within this Current Report on Form 8-K are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of words such as “expects,” “anticipates,” “approximately” and “estimates.” These forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, the Company’s ability to successfully execute its Restructuring Plan and to fully realize the expected costs savings and other expected benefits of the Restructuring Plan. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

February 19, 2020	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)